UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2021

Tilray, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38594	82-4310622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Maughan Rd., Nanaimo, BC, Canada	V9X 1J2
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 845-7291

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class 2 Common Stock, $0.0001 par value per share	TLRY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Agreement.

Waiver to the Arrangement Agreement

As previously disclosed on December 15, 2020, and as amended on February 19, 2021, Tilray, Inc., a Delaware corporation (“Tilray”), and Aphria Inc., a corporation existing under the laws of the Province of Ontario (“Aphria”), entered into an Arrangement Agreement (the “Arrangement Agreement”), pursuant to which all of the issued and outstanding common shares of Aphria will be exchanged for Class 2 common stock of Tilray, in accordance with a specified exchange ratio, pursuant to a plan of arrangement (the “Plan of Arrangement”) under the Business Corporations Act (Ontario) (the “Arrangement”).

On April 15, 2021, Tilray and Aphria executed a waiver (the “Waiver”), wherein each of Tilray and Aphria, among other things, (i) waived the amendment to Tilray’s amended and restated certificate of incorporation (the “Charter Amendment Proposal”) as a condition precedent to the Arrangement, in the event that the Charter Amendment Proposal is not approved by the Tilray stockholders at the Tilray special meeting, (ii) waived the right to terminate the Arrangement Agreement because the Charter Amendment Proposal is not approved by the Tilray Stockholders at the Tilray special meeting, and (iii) acknowledged and consented to the Bylaws Amendment (as defined below).

On April 16, 2021, the Company issued a press release announcing the Waiver. The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Bylaws Amendment

On April 15, 2021, the board of directors of Tilray (the “Board”) approved an amendment (the “Bylaws Amendment”) to Tilray’s amended and restated bylaws (the “Bylaws”), effective as of the date of Board’s approval and conditional upon the execution of the Waiver. The Bylaws Amendment reduces the quorum for all meetings of stockholders (unless otherwise provided by statute, the Company’s amended and restated certificate of incorporation, and the Bylaws) from the presence, in person or by proxy of a majority of the voting power of the outstanding shares of stock entitled to vote to the presence, in person or by proxy of one-third of the voting power of the outstanding shares of stock entitled to vote.

The foregoing description of the Bylaws Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws. A complete copy of the Bylaws, including the language added by the Bylaws Amendment, appearing in Section 8 of Article III, is attached to this report as Exhibit 3.1.

On April 16, 2021, the Company issued a press release announcing the Bylaws Amendment. The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this communication constitutes forward-looking information or forward-looking statements (together, “forward-looking statements”) under Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws. The forward-looking statements are expressly qualified by this cautionary statement. Forward-looking statements are provided for the purpose of presenting information about management’s current expectations and plans relating to the future, and readers are cautioned that such statements may not be appropriate for other purposes. Any information or statements that are contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements, including, but not limited to, statements in this communication with regards to: (i) statements relating to the strategic business combination of Aphria and Tilray and the expected timing and closing of the proposed business combination (the “Transaction”); Transaction including, receipt of required shareholder approvals, court approvals and satisfaction of other closing customary conditions; (ii) estimates of pro-forma financial information of the Combined Company, including in respect of expected revenues and production of cannabis; (iii) the expected strategic and financial benefits of the business combination, including estimates of future cost reductions, synergies, including expected pre-tax synergies, savings and efficiencies; (iv) statements that the Combined Company anticipates having scalable medical and adult-use cannabis platforms expected to strengthen the leadership position in Canada, internationally and, eventually in the United States; (v) statements that the Combined Company is expected to offer a diversified and branded product offering and distribution footprint, state-of-the-art cultivation, processing and manufacturing facilities; (vi) statements in respect of operational efficiencies expected to be generated as a result of the Transaction in the amount of approximately C$100 million of pre-tax annual cost synergies; (vii) statements regarding the value and returns to shareholders expected to be generated by the business combination; (viii) expectations of future balance sheet strength and future equity; (ix) expectations regarding the Combined Company’s future M&A strategy; and (x) the expectation that the Combined Company’s shares will be listed on the Toronto Stock Exchange concurrently with, or as soon as possible after, the closing of the Transaction. Aphria and Tilray use words such as “forecast”, “future”, “should”, “could”, “enable”, “potential”, contemplate”, “believe”, “anticipate”, “estimate”, “plan”, “expect”, “intend”, “may”, “project”, “will”, “would” and the negative of these terms or similar expressions to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Certain material factors or assumptions were used in drawing the conclusions contained in the forward-looking statements throughout this communication, including the ability of the parties to receive, in a timely manner and on satisfactory terms, the necessary shareholder and court approvals for the Transaction, the ability of the parties to satisfy, in a timely manner, the conditions to closing of the Transaction and other expectations and assumptions concerning the Transaction. Forward-looking statements reflect current beliefs of management of Aphria and Tilray with respect to future events and are based on information currently available to each respective management team including the reasonable assumptions, estimates, analysis and opinions of management of Aphria and Tilray considering their experience, perception of trends, current conditions and expected developments as well as other factors that each respective management believes to be relevant as at the date such statements are made. Forward-looking statements involve significant known and unknown risks and uncertainties. Many factors could cause actual results, performance or achievement to be materially different from any future forward-looking statements. Factors that may cause such differences include, but are not limited to, risks assumptions and expectations described in Aphria’s and Tilray’s critical accounting policies and estimates; the adoption and impact of certain accounting pronouncements; Aphria’s and Tilray’s future financial and operating performance; the competitive and business strategies of Aphria and Tilray; the intention to grow the business, operations and potential activities of Aphria and Tilray; the ability of Aphria and Tilray to complete the Transaction; Aphria’s and Tilray’s ability to provide a return on investment; Aphria’s and Tilray’s ability to maintain a strong financial position and manage costs, the ability of Aphria and Tilray to maximize the utilization of their existing assets and investments and that the completion of the Transaction is subject to the satisfaction or waiver of a number of conditions as set forth in the Arrangement Agreement. There can be no assurance as to when these conditions will be satisfied or waived, if at all, or that other events will not intervene to delay or result in the failure to complete the Transaction. There is a risk that some or all the expected benefits of the Transaction may fail to materialize or may not occur within the time periods anticipated by Aphria and Tilray. The challenge of coordinating previously independent businesses makes evaluating the business and future financial prospects of the Combined Company following the Transaction difficult. Material risks that could cause actual results to differ from forward-looking statements also include the inherent uncertainty associated with the financial and other projections a well as market changes arising from governmental actions or market conditions in response to the COVID-19 public health crisis; the prompt and effective integration of the Combined Company; the ability to achieve the anticipated synergies and value-creation contemplated by the Transaction; the risk associated with Aphria’s and Tilray’s ability to obtain the approval of the proposed transaction by their shareholders required to consummate the Transaction and the timing of the closing of the Transaction, including the risk that the conditions to the Transaction are not satisfied on a timely basis or at all; the risk that a consent or authorization that may be required for the Transaction is not obtained or is obtained subject to conditions that are not anticipated; the outcome of any legal proceedings that may be instituted against the parties and others related to the Arrangement Agreement; unanticipated difficulties or expenditures relating to the Transaction, the response of business partners and retention as a result of the announcement and pendency of the Transaction; risks relating to the value of Tilray’s common stock to be issued in connection with the transaction; the impact of competitive responses to the announcement of the Transaction; and the diversion of management time on transaction-related issues. Readers are cautioned that the foregoing list of factors is not exhaustive. Other risks and uncertainties not presently known to Aphria and Tilray or that Aphria and Tilray presently believe are not material could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. For a more detailed discussion of risks and other factors, see the most recently filed annual information form of Aphria and the annual report filed on form 10-K of Tilray made with applicable securities regulatory authorities and available on SEDAR and EDGAR. The forward-looking statements included in this communication are made as of the date of this communication and neither Aphria nor Tilray undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

ADDITIONAL INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. This communication is being made in respect of the proposed transaction involving Aphria and Tilray pursuant to the terms of an arrangement agreement by and among Aphria and Tilray and may be deemed to be soliciting material relating to the proposed transaction.

In connection with the Transaction, Tilray has filed a joint proxy statement/management information circular (the “Circular”) containing important information about the Transaction and related matters. The Circular has also been made available by Aphria and Tilray on their respective SEDAR profiles. Additionally, Aphria and Tilray will file other relevant materials in connection with the Transaction with the applicable securities regulatory authorities. Investors and security holders of Aphria and Tilray are urged to carefully read the entire Circular (including any amendments or supplements to such documents), respectively, before making any voting decision with respect to the Transaction because they contain important information about the Transaction and the parties to the Transaction. The Circular will be mailed to the Aphria Shareholders and Tilray Stockholders and is accessible on the SEDAR and EDGAR profiles of the respective companies.

Investors and security holders of Tilray can obtain a free copy of the Circular, as well as other relevant filings containing information about Tilray and the Transaction, including materials incorporated by reference into the Circular, without charge, at the U.S. Securities and Exchange Commission’s website (www.sec.gov) or from Tilray by contacting Tilray’s Investor Relations at (203) 682-8253, by email at Raphael.Gross@icrinc.com, or by going to Tilray’s Investor Relations page on its website at https://ir.tilray.com/investor-relations and clicking on the link titled “Financials.”

Investors and security holders of Aphria are able to obtain a free copy of the Circular, as well as other relevant filings containing information about Aphria and the Transaction, including materials incorporated by reference into the Circular, without charge, under Aphria’s profile on SEDAR at www.sedar.com or from Aphria by contacting Aphria’s investor relations at investors@aphria.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Tilray, Inc.

99.1	Press Release of Tilray, Inc., dated April 16, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TILRAY, INC.

Date: April 16, 2021	By:	/s/ Brendan Kennedy
Brendan Kennedy
President and Chief Executive Officer